UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2012

Synthetic Biologics, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200

Ann Arbor, MI 48108

(Address of principal executive offices and zip code)

(734) 332-7800

(Registrant’s telephone number including area code)

Adeona Pharmaceuticals, Inc.

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 15, 2012, the Company filed an amendment to its articles of incorporation to effectuate a change in the Company’s name from Adeona Pharmaceuticals, Inc. to Synthetic Biologics, Inc. effective immediately. A copy of the Certificate of Amendment to the Articles of Incorporation is furnished as Exhibit 3.1 hereto.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 15, 2012, Synthetic Biologics, Inc. (formerly, Adeona Pharmaceuticals, Inc., the “Company”) held a Special Meeting of Stockholders (the “Meeting”). The matter voted on at the Meeting was an amendment to the Company’s articles of incorporation to effectuate a change in the Company’s name from Adeona Pharmaceuticals, Inc. to Synthetic Biologics, Inc. The proposal, which was approved by the required number of votes, was passed by a majority of the outstanding shares of common stock. In addition, the Company issued a press release regarding the results of the Meeting that is furnished as Exhibit 99.1 hereto. The final voting results were as follows:

Name Change	For	Against	Abstained	Broker Non-votes

	21,264,514	95,437	291,718	0

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of the Company
99.1	Press Release dated February 16, 2012 regarding the results of the Special Meeting of Stockholders held on February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 16, 2012	Adeona Pharmaceuticals, Inc.
(Registrant)

	By:	/s/ Jeff Riley
Name: Jeff Riley
Title: Chairman

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of the Company
99.1	Press Release dated February 16, 2012 regarding the results of the Special Meeting of Stockholders held on February 15, 2012.